Exhibit 99

Granite City Food & Brewery® Reports 33.3% Increase in Revenue in Fourth Quarter 2012

Cadillac Ranch and New Granite City Location Continue to Spur Sales Growth

MINNEAPOLIS March 18, 2013 — Granite City Food & Brewery Ltd. (NASDAQ: GCFB), a casual dining restaurant group, today reported results for the fourth quarter and fiscal year ended December 25, 2012.

Highlights were as follows:

•                  Total restaurant sales increased 33.3% to $30.9 million for the fourth quarter of 2012 from $23.2 million in the fourth quarter of 2011

•                  Total restaurant sales increased 29.7% to $120.9 million for fiscal year 2012 from $93.2 million in fiscal year 2011

•                  Same store sales (SSS) increased 4.5% and 2.6% in the fourth quarter and fiscal year 2012 over the comparable periods of 2011, respectively

•                  Restaurant-level Income Before Occupancy (“IBO”) increased $2.6 million and $8.7 million in the fourth quarter and fiscal year 2012 over the comparable periods of 2011, respectively

•                  Company recorded approximately $1.6 million and $7.0 million in Adjusted EBITDA in fourth quarter and fiscal year 2012, respectively, compared to $0.03 million and $3.0 million in the comparable periods of 2011

“2012 was an incredible year for the Company and we accomplished a lot in a very short time period,” commented Rob Doran, CEO.  “This past year we focused on setting the stage for growth and then executing on the steps we put in place to grow both organically and externally.  Organically, we were able to increase our store level revenue and our store level operating margin pushing more store level income to the bottom line.  Additionally, we began our rebranding process through signage, menus and most importantly, our new prototype Granite City restaurant in Troy, MI — which has been a huge success and surpassed all our internal pre-opening goals.  Externally, we finalized the purchase of four additional Cadillac Ranch restaurants, stabilized the operations and absorbed the growth within our home office team.  The completion of a $6.5 million equity placement with CDP mid-year helped fund 2012 growth and set the stage for three additional Granite City restaurants in 2013 — including our recent opening in Franklin, TN.  We are very happy with our results of this past year and look forward to continued success in 2013.”

Fourth Quarter 2012 Financial Results

Total revenue for fourth quarter 2012 increased by 33.3% to $30.9 million compared to $23.2 million for the fourth quarter of 2011.  The five Cadillac Ranch restaurants acquired in November and December of 2011 and the one Cadillac Ranch restaurant acquired in May 2012 accounted for approximately $5.1 million of the $7.7 million increase in sales.  Total cost of sales before occupancy was $23.3 million in the fourth quarter of 2012 or 75.5% of revenue compared to prior year fourth quarter cost of sales before occupancy of $18.2 million or 78.7% of revenue.

General and administrative expenses were $2.5 million or 8.1% of revenue for the fourth quarter of 2012 compared to $2.5 million or 10.6% of revenue for the fourth quarter of 2011.  This decrease in general and administrative expense as a percent of revenue was primarily attributable to the larger sales base associated with our Cadillac Ranch acquisitions.  We believe that the benefit of restaurant, menu and food upgrades, and future restaurant unit growth will help to further reduce general and administrative expenses as a percentage of revenue.

The net loss for the fourth quarter of 2012 was $1.0 million compared to a net loss of $3.1 million in the fourth quarter of 2011. In the fourth quarter of 2011, there were additional one-time expenses related to the Cadillac Ranch asset acquisitions and personnel costs which caused a higher net loss.  Net loss per share available to common shareholders was $(0.15) and $(0.70) for the fourth quarters of 2012 and 2011, respectively.  Net loss per share available to common shareholders in the fourth quarters of 2012 and 2011 included $(0.03) and $(0.04) attributable to a declared dividend on preferred stock, respectively.  Weighted average shares outstanding in the fourth quarters of 2012 and 2011 were 8.1 million and 4.7 million, respectively.

Fiscal Year 2012 Financial Results

Total revenue for the fiscal year of 2012 increased by 29.7% to $121.0 million compared to $93.2 million for the fiscal year of 2011.  The acquired Cadillac Ranch restaurants accounted for approximately $21.0 million of the $27.8 million increase in sales.  Total cost of sales before occupancy was $90.7 million in the fiscal year of 2012 or 75.0% of revenue compared to cost of sales before occupancy in the fiscal year of 2011 of $71.7 million or 76.9% of revenue.

General and administrative expenses were $9.7 million or 8.0% of revenue for the fiscal year of 2012 compared to $8.2 million or 8.8% of revenue for the fiscal year of 2011.

The net loss for the fiscal year of 2012 was $4.1 million compared to a net loss of $4.6 million in the fiscal year of 2011. Included in 2012 was approximately $1.8 million in pre-opening expense and costs related to the acquisition of Cadillac Ranch.  Net loss per share available to common shareholders was $(0.77) and $(2.05) for the fiscal years 2012 and 2011, respectively.  Net loss per share available to common shareholders in the fiscal years of 2012 and 2011 included $(0.13) and $(0.09) attributable to declared dividends on preferred stock, respectively.  Additionally, net loss per share in fiscal year 2011 included $(1.14) attributable to the non-cash beneficial conversion feature of our Series A Preferred Stock.  There was a weighted average of 6.4 million and 5.6 million shares of common stock outstanding in the fiscal year of 2012 and 2011, respectively.

Outlook

Guidance for fiscal year 2013 is as follows:

•                  Net sales are anticipated to be between $130 million and $140 million.

•                  Adjusted EBITDA is expected to be between $8.5 million and $9.5 million. As the reconciliation table below indicates, we derive EBITDA by adding back the following items to operating loss:  net interest expense, non cash compensation, disposal and exit activities and any related gain or (loss), depreciation and amortization, pre-opening costs and any provision for income taxes.  Since the company has many capital leases, we further reduce EBITDA for the difference between the fixed rent recorded and the actual amount paid for rent expense to generate Adjusted EBITDA.

Fourth Quarter 2012 Conference Call

The company will host a conference call to discuss its fourth quarter financial results on Tuesday, March 19th at 10:00 a.m. Central Time.  The call may be accessed by 1-800-354-6885 and referencing code 21652361.  A replay of the call will be available for 30 days and may be accessed by calling 1-800-633-8625 and entering replay code 21652361.

About Granite City

Granite City Food & Brewery Ltd. develops and operates two casual dining concepts:  Granite City Food & Brewery and Cadillac Ranch All American Bar & Grill.  Granite City Food & Brewery is a polished casual American restaurant that features a great dining experience with affordable, high-quality menu items prepared from made-from-scratch recipes, served in generous portions.  There is a brewery onsite, serving hand-crafted and micro brews.  Granite City opened its first restaurant in 1999 and is expanding nationwide; there are currently 28 Granite City restaurants in 13 states.  Cadillac Ranch restaurants feature freshly prepared, authentic, All-American cuisine in a fun, dynamic environment.  Its patrons enjoy a warm, Rock N’ Roll inspired atmosphere, with plenty of room for friends, music and dancing.  The Cadillac Ranch menu is diverse with offerings ranging from homemade meatloaf to pasta dishes, all freshly prepared using quality ingredients.  The Company purchased its first Cadillac Ranch in November 2011 and has since purchased five additional Cadillac Ranch restaurants along with its intellectual property.  The Company currently operates six Cadillac Ranch restaurants in five states.  Additional information about Granite City Food & Brewery can be found at www.gcfb.com.

Forward-Looking Statements, Non-GAAP Financial Measurements and Adjusted Financial Measures

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO, company-wide EBITDA and adjusted EBITDA.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, retail, labor and direct restaurant operating expenses.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating income (loss) with the add-back of depreciation and amortization, net loss (gain) on disposal of assets and exit or disposal costs. We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  As compared to the nearest GAAP measurement for our company, adjusted EBITDA represents operating income (loss) with the add-back of net interest expense, pre-opening expenses, acquisition costs, depreciation and amortization, loss (gain) on disposal of assets, exit or disposal costs, non-cash share-based compensation, termination costs and any provision for income taxes, and further adjusts for the difference between the amount of fixed rent recorded on the statements of operations and the actual amount paid for rent expense.  We use adjusted EBITDA as a way to measure our overall internal operational performance without restaurant openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO, company-wide EBITDA and adjusted EBITDA for the fourth quarter and fiscal years of 2012 and 2011 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that we have operated for more than 18 months, and our new restaurants which are those restaurants that we have operated for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Robert J. Doran	James G. Gilbertson

	Chief Executive Officer	Chief Financial Officer

	(952) 697-2393	(952) 215-0676

Granite City Food & Brewery Ltd.

 Condensed Consolidated Statements of Operations

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 25,	December 27,	December 25,	December 27,
	2012	2011	2012	2011

Restaurant revenue	$30,858,733	$23,150,305	$120,931,643	$93,222,655

Cost of sales:
Food, beverage and retail	8,394,785	6,360,043	32,723,253	25,408,053
Labor	10,075,877	8,009,972	39,816,861	31,993,363
Direct restaurant operating	4,822,621	3,849,455	18,162,626	14,259,739
Occupancy	2,647,390	1,882,782	9,999,277	7,133,428
Total cost of sales	25,940,673	20,102,252	100,702,017	78,794,583

Pre-opening	127,787	105,887	1,043,199	112,494
General and administrative	2,507,012	2,450,104	9,714,095	8,186,699
Acquisition costs	28,591	868,293	713,336	868,293
Depreciation and amortization	1,911,986	1,471,692	7,405,705	5,997,940
Exit or disposal activities	15,578	17,274	64,839	(139,625)
Loss on disposal of assets	114,245	183,866	482,508	149,246
Operating income (loss)	212,861	(2,049,063)	805,944	(746,975)

Interest:
Income	1,725	1,756	1,757	5,953
Expense	(1,191,727)	(1,034,449)	(4,913,182)	(3,858,509)
Net interest expense	(1,190,002)	(1,032,693)	(4,911,425)	(3,852,556)

Net loss	$(977,141)	$(3,081,756)	$(4,105,481)	$(4,599,531)

Loss per common share, basic	$(0.15)	$(0.70)	$(0.77)	$(2.05)

Weighted average shares outstanding, basic	8,050,178	4,686,845	6,417,488	5,642,620

Selected Balance Sheet Information

	December 25, 2012	December 27, 2011

Cash	$2,566,034	$2,128,299
Current assets, including cash	$5,905,523	$4,626,534
Total assets	$71,766,785	$60,932,417
Current liabilities	$14,811,246	$13,903,942
Total liabilities	$70,258,483	$61,769,369
Shareholders’ equity (deficit)	$1,508,302	$(836,952)

Non-GAAP Reconciliations Q4 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$23,463,396	100%	$7,395,337	100%	$30,858,733	100%

Cost of sales:
Food, beverage and retail	6,437,522	27.4%	1,957,263	26.5%	8,394,785	27.2%
Labor	8,000,075	34.1%	2,075,802	28.1%	10,075,877	32.7%
Direct restaurant operating expenses	3,540,427	15.1%	1,282,194	17.3%	4,822,621	15.6%

Restaurant-level IBO*	$5,485,372	23.4%	$2,080,078	28.1%	$7,565,450	24.5%

Occupancy					2,647,390	8.6%
Pre-opening					127,787
Acquisition costs					28,591
General and administrative					2,507,012	8.1%

Company-wide EBITDA*					2,254,670	7.3%

Depreciation and amortization					1,911,986
Exit or disposal activities, other					129,823

Operating loss					212,861

Interest:
Income					1,725
Expense					(1,191,727)
Net interest expense					(1,190,002)

Net loss					$(977,141)

Non-GAAP Reconciliations Q4 2012 Adjusted EBITDA

Net loss	$(977,141)

Net interest expense	1,190,002
Exit or disposal activities	15,578
Loss on disposal of assets	114,245
Depreciation and amortization	1,911,986
Pre-opening	127,787
Acquisition costs	28,591
Termination/contract negotiation costs	138,131
Share-based compensation	86,082
Lease adjustment	(1,058,349)
Adjusted EBITDA*	$1,576,912

 *See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q4 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$22,454,713	100%	$695,592	N/A	$23,150,305	100%

Cost of sales:
Food, beverage and retail	6,149,873	27.4%	210,170	N/A	6,360,043	27.5%
Labor	7,808,772	34.8%	201,200	N/A	8,009,972	34.6%
Direct restaurant operating expenses	3,754,100	16.7%	95,355	N/A	3,849,455	16.6%

Restaurant-level IBO*	$4,741,968	21.1%	$188,867	N/A	$4,930,835	21.3%

Occupancy					1,882,782	8.1%
Pre-opening					105,887
Acquisition costs					868,293
General and administrative					2,450,104	10.6%

Company-wide EBITDA*					(376,231)	-1.6%

Depreciation and amortization					1,471,692
Exit or disposal activities, other					201,140

Operating loss					(2,049,063)

Interest:
Income					1,756
Expense					(1,034,449)
Net interest expense					(1,032,693)

Net loss					$(3,081,756)

Non-GAAP Reconciliations Q4 2011 Adjusted EBITDA

Net loss	$(3,081,756)

Net interest expense	1,032,693
Exit or disposal activities	17,274
Loss on disposal of assets	183,866
Depreciation and amortization	1,471,692
Pre-opening	105,887
Acquisition costs	868,293
Termination/contract negotiation costs	304,141
Share-based compensation	144,373
Lease adjustment	(1,013,027)
Adjusted EBITDA*	$33,436

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$94,893,591	100%	$26,038,052	100%	$120,931,643	100%

Cost of sales:
Food, beverage and retail	25,742,364	27.1%	6,980,889	26.8%	32,723,253	27.1%
Labor	32,497,067	34.2%	7,319,794	28.1%	39,816,861	32.9%
Direct restaurant operating expenses	13,918,768	14.7%	4,243,858	16.3%	18,162,626	15.0%

Restaurant-level IBO*	$22,735,392	24.0%	$7,493,511	28.8%	$30,228,903	25.0%

Occupancy					9,999,277	8.3%
Pre-opening					1,043,199
Acquisition costs					713,336
General and administrative					9,714,095	8.0%

Company-wide EBITDA*					8,758,996	7.2%

Depreciation and amortization					7,405,705
Exit or disposal activities, other					547,347

Operating loss					805,944

Interest:
Income					1,757
Expense					(4,913,182)
Net interest expense					(4,911,425)

Net loss					$(4,105,481)

Non-GAAP Reconciliations Fiscal Year 2012 Adjusted EBITDA

Net loss	$(4,105,481)

Net interest expense	4,911,425
Exit or disposal activities	64,839
Loss on disposal of assets	482,508
Depreciation and amortization	7,405,705
Pre-opening	1,043,199
Acquisition costs	713,336
Termination/contract negotiation costs	223,341
Share-based compensation	309,829
Lease adjustment	(4,071,746)
Adjusted EBITDA*	$6,976,955

 *See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$70,072,350	100%	$23,150,305	N/A	$93,222,655	100%

Cost of sales:
Food, beverage and retail	19,048,008	27.2%	6,360,045	N/A	25,408,053	27.3%
Labor	23,983,390	34.2%	8,009,973	N/A	31,993,363	34.3%
Direct restaurant operating expenses	10,410,269	14.9%	3,849,470	N/A	14,259,739	15.3%

Restaurant-level IBO*	$16,630,683	23.7%	$4,930,817	N/A	$21,561,500	23.1%

Occupancy					7,133,428	7.7%
Pre-opening					112,494
Acquisition costs					868,293
General and administrative					8,186,699	8.8%

Company-wide EBITDA*					5,260,586	5.6%

Depreciation and amortization					5,997,940
Exit or disposal activities, other					9,621

Operating loss					(746,975)

Interest:
Income					5,953
Expense					(3,858,509)
Net interest expense					(3,852,556)

Net loss					$(4,599,531)

Non-GAAP Reconciliations Fiscal Year 2011 Adjusted EBITDA

Net loss	$(4,599,531)

Net interest expense	3,852,556
Exit or disposal activities	(139,625)
Loss on disposal of assets	149,246
Depreciation and amortization	5,997,940
Pre-opening	112,494
Acquisition costs	868,293
Termination/contract negotiation costs	304,141
Share-based compensation	820,448
Lease adjustment	(4,355,841)
Adjusted EBITDA*	$3,010,121

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.